PowerBuy

Helping e-Commerce merchants earn more through a new, innovative & interactive checkout flow


Your Buy Now button can only take you so far
Go Further with PowerBuy Checkout
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HISTORY
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Invest

$103.05 minimum investment

Deadline April 30, 2022
in 2 months

Share Price
$11.45

Total Raised
$16,648

Valuation
$15,951,590

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Imagine winning only 1% of the time. Would you keep the status quo? It sounds ridiculous to say yes; however, that's what many e-Commerce brands continue to resort to because there is no alternative to the **Buy Now** or **Add To Cart** buttons for their online checkout since the 90s.

That's why we built PowerBuy. We're a new, innovative and interactive e-Commerce checkout solution. Rather than traditional static checkouts like Buy Now & Add To Cart that are meant for a single shopper and single product, we invite shoppers to a fun & interactive checkout experience that rewards them when they check out with friends or buy multiple products, which in turn gives merchants more orders & efficiency. All of this is made possible through our patented (#10,929,873) PowerBuy checkout flow.

We believe it's time that e-Commerce becomes fun and starts rewarding shoppers for their influence and purchasing power.

e-Commerce checkout solution- Past & Present to The Future


Past ▶ Present
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The Future
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HISTORY
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PowerBuy

SUCCESS TO DATE

- Served over 800+ merchants
- US Patent (#10,929,873) for PowerBuy awarded by the USPTO (Feb 2021)
- Ranked as the 16th most fundable startup by Pepperdine University in 2021
- Finalist for Unilever's social commerce competition
- Participated in a number of e-Commerce AI/ML initiatives with Amazon AWS
- PowerBuy is 1 of 26 e-Commerce Enterprise apps available on Amazon AWS Marketplace
- Rated one of the top Social Commerce apps on Shopify by Bessemer Ventures
- PowerBuy has recently expanded into Southeast Asia starting in Singapore and Indonesia

PROBLEM

E-commerce brands spend countless hours sourcing quality products, building websites to display those products, and finding ways to deliver those products to shoppers. In addition, after they spend thousands of dollars attracting shoppers to their site, unfortunately they may only see 1% of those shoppers turn into customers. **The main culprit for the lack of transactions, the checkout flow**, hasn't been updated since the 90's.

Current e-Commerce checkout flows:

- Are old, static, non-social, non-interactive
- Convert at about 1% on avg
- See customers abandon their carts 75% of the time
- Customers are given no incentive to share
- New customers are not encouraged to join

Why does this happen?

- It's just what businesses use and are used to, they aren't aware of any other options

problem


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PowerBuy rated as one of the top Social Commerce apps on Shopify by Bessemer Ventures

SOLUTION

PowerBuy's patented (#10,929,873) checkout allows shoppers to experience a fun, innovative and interactive checkout experience that incorporates Group Buy, Multi-SKU, Gamification and Social Sharing, where they are presented with quantity based discounts which can be achieved individually or with friends.

PowerBuy's checkout solution enables e-Commerce merchants to receive:

- Enhanced conversions
  > Converts at 11.52% on average compared to the industry average of 1%
- Reduced cart abandonment
  > Customers abandon their carts 26.49% of the time compared to the industry average of 75%
- A gamified checkout experience
- Free impressions on social media through customers sharing their PowerBuy's
- Larger cart values through the Multi-SKU feature
- 6 new customers for each SKU enabled for PowerBuy

PowerBuy only takes 15 minutes to install directly to any e-commerce store on **Shopify** or **Amazon AWS**.

HOW IT WORKS

Powerbuy- How it works



Premium Boots
Product Page
Add multiple products to meet min qty
Social Gamification
Shipping & Payment Information
Social Sharing
Personalized Share Page



Demand Aggregation


Moments
Create a Moment | View all | Share | Filters
Mom's Birthday
My Wedding
Thanksgiving 2021
BFF's Baby Shower
5th Anniversary
Collections
Create a collection | View all | Share | Filters
Gadgets
Health
Home
Outdoors
Personal

Interactive Wish List

> **"We LOVE this app! I recommend this app to EVERYONE. Group buying is the new trend and will just continue to grow"**
>
> *Merchant Success Story, Novadab.com*

BUSINESS MODEL

PowerBuy is a B2B software-as-a-service (SaaS) that is added onto an existing e-Commerce store as a stand-alone checkout solution.

Revenues are generated through the following:

- Monthly Subscription
  > Ranges from $3.99 - $69.99 / month
  >
  > Ranges are dependent on the amount of SKUs
- Transaction Commission
  > Ranges from 1% - 3%
  >
  > Ranges are dependent on the amount of SKUs

PowerBuy makes it easy to sign up and try risk free. We offer a 30-day Free Trial to all our merchants.

Powerbuy business model


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MARKET

Revenue from e-Commerce in the United States amounted to $431.6 billion U.S dollars in 2020. The Statista Digital Market Outlook estimates that by 2025, revenue will increase to $563.4 billion dollars.

In addition, Social Commerce sales in the United States amounted to $46.39 billion U.S dollars in 2020 and eMarketer estimates that by 2025, sales will increase to $79.64 billion dollars.

Since PowerBuy is able to be used globally, we believe the TAM is even bigger than both the e-Commerce and Social Commerce figures.

Powerbuy market


MARKET
As our true competition is Buy Now transactions, any revenue that goes through a Buy Now or Add to Cart checkout will be the market opportunity.
The Statista Digital Market Outlook estimates that by 2025, revenue will increase to **563.4 billion dollars**
eMarketer Social Commerce sales in the United States estimates that by 2025, sales will increase to **79.64 billion dollars**
$563.4
$79.64
2022
2023
2024
2025

PRESS

- PowerBuy awarded US patent for Group Buying and Social Commerce Gamification - Pr Newswire
- PowerBuy ranked as the 16th most fundable startup (Pepperdine University) - Pepperdine's Graziadio Business School
- PowerBuy announces availability in AWS marketplace - Newswire

FAQ

What is PowerBuy?

How does PowerBuy improve merchants' revenue?

What is a quantity based discount?

Why do shoppers need it?

Why do brands need it?

Why should investors be interested?

What are your competitive advantages?

Where do you see yourself in the next few years?

What key technology and IP does PowerBuy have?

TEAM



Bruce Watanabe

Founder & CEO

Bruce is serial entrepreneur who has co-founded and exited a number of technology and Internet ventures including, PowerBuy, MassGenie, SIRE Mobile (SMS Solutions), and SETA International (Global Systems Integrator & Solution Provider). With over 20+ years of leadership experience ranging from start-ups to Fortune 10 companies, Bruce is proficient in start-ups, M&A, Corporate Strategy, Business Development, Sales, and Channel Development.



Thu Truong

Founder & CTO

Thu is an experienced technology executive with more than 30 years of successfully building high traffic websites, large database sizes and real time mission critical systems in a cost effective way like Beauty Encounter, eCost & PCM. Transitioned IT from cost center into profit generator, supporting the revenue growth to $1 billion and successfully led an IT organization with broad technical management skills focused on scalable system architecture on AWS. No one knows better about PowerBuy than Thu as not only she co-founded it with Bruce, but she is the inventor and Chief Architect of the concept.



Tyler Brewer
VP of Growth & Success

Tyler has extensive go-to-market experience from his time as an early member of Uber & Snackpass where he built successful teams & organizations. We can't think of someone better to be responsible for leading PowerBuy's growth & merchant success.



Charisma Love Tejada
Operations Director

Cham has almost 15 years experience in the eCommerce industry and has extensive background in Brand Marketing, Vendor Management, Customer Service, IT Project Management and Business Analysis. At PowerBuy, she oversees all operational aspects of the company strategy, helps set strategic goals and executions and is responsible for the flow of operations information to the executive management.

USE OF PROCEEDS

If the offering's maximum amount of $1,000,501 is raised:

Use	Value	% of Proceeds
Compensation for managers	$200,000	20.0%
Sales & Marketing	$451,476	45.1%
Engineering	$300,000	30.0%
Intermediary fees	$49,025	4.9%

TERMS

This is an offering of Series CF Voting Common, under registration exemption 4(a)(6), in MassGenie , doing business as PowerBuy. This offering must raise at least $10,000 by April 30, 2022 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. PowerBuy may issue additional securities to raise up to $1,000,501, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,480,532 shares
× $11.45 per share
$16,952,091 implied valuation

FINANCIALS

PowerBuy's official name is MassGenie , so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

Form C on December 30, 2021

Form C/A on January 13, 2022

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

- Jan 20, 2022 — PowerBuy 2021 Business Briefing & Looking Ahead...
- Jan 13, 2022 — Filed Form C/A
- Dec 30, 2021 — Primary offering of 87,380 shares at $11.45
- Dec 30, 2021 — Filed Form C

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